GENERAL SECURITY AGREEMENT


     AGREEMENT made this 17th day of October, 1996 by Technology Flavors & Fragrances, Inc., a Delaware corporation (the "Debtor") to The High View Fund, L.P., a Delaware limited partnership ("High View"), as collateral agent (in such capacity, the "Collateral Agent") for the ratable benefit of the purchasers (the "Purchasers") party to the Purchase Agreement dated as of the date hereof (as the same may be amended or modified from time to time, the "Purchase Agreement") by and between the Debtor and the Purchasers. Capitalized terms used herein without definition shall have the meanings given to such terms in the Purchase Agreement.

     1. Definitions.

     The term "Obligations" shall include all indebtedness, obligations, liabilities, and guarantees of any kind of the Debtor to the Purchasers (and also to others to the extent of participations or interests therein of the Purchasers), now existing or hereafter arising, and whether direct or indirect, acquired outright, conditionally or as collateral security from another, absolute or contingent, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, whether or not of a nature presently contemplated by the parties or subsequently agreed to by them, including, without limitation, all indebtedness, obligations and liabilities of the Debtor arising out of the Purchase Agreement or any of the other Purchase Documents.

     The term "Collateral" shall include all assets of the Debtor including, but not limited to the following: accounts receivable, inventory and fixed assets, customer lists, product formulas, all personal property and fixtures in which the Debtor has or shall have an interest, now or hereafter existing or acquired, and wherever located, tangible or intangible, including not limited to all machinery and equipment of the Debtor, all present and hereafter existing or acquired contract rights, general intangibles, equipment, goods, raw materials, components, work-in process, finished merchandise and packing and shipping materials), personal property made available to Debtor by the Collateral Agent (or its agent or bailee) pursuant to a trust receipt or other security agreement the effect of which is to continue the Collateral Agent's security interest therein, money, instruments, documents, chattel paper, securities, deposits, credits, claims and demands against the Collateral Agent, and all proceeds, products, returns, additions, accessions and substitutions of and to any of the foregoing.

     All terms used in this Agreement which are defined in the Uniform Commercial Code as in effect from time to time in the State of New York (the "UCC"), and not otherwise defined herein, shall have the meanings given to such terms in the UCC.

     2. Grant of Security Interest.

     In consideration of the purchase of Convertible Notes and Warrants, the Debtor hereby grants to the Collateral Agent, for the ratable benefit of the Purchasers, a valid and binding security interest in the Collateral as security for the payment, performance, and observance by the Debtor of the Obligations, subject and subordinate only to the security interests described on Schedule A annexed hereto (the "Senior Security Interests"). Notwithstanding anything in this Agreement to the contrary, all obligations of the Debtor and rights of the Collateral Agent hereunder shall be subject to the rights and priorities of the Senior Security Interests and shall not be performed or enforceable if then in conflict therewith. Subject to the priority of the Senior Security Interests, the Debtor will transfer and deliver to the Collateral Agent all Collateral which the Collateral Agent is required to take possession of in order to perfect its security interest, and agrees to transfer and deliver to the Collateral Agent all Collateral subsequently acquired by the Collateral Agent which the Collateral Agent are required to take possession of in order to perfect its security interest therein promptly upon such acquisition.

     3. Warranties and Agreements. The Debtor warrants and agrees that:

          (a) Collateral location and use. The Debtor's chief executive office and principal place of business, its financial books and records relating to the Collateral, and the Collateral, are located and/or based at the address set forth at the foot of this Agreement. The Debtor will not change its chief executive office, the location of its books and records or the location of the Collateral (except to customers in the ordinary course of business or to other jurisdictions in which the Collateral Agent has a perfected security interest), or change its name, identity or structure in any manner which might make any financing statement filed in favor of the Collateral Agent misleading or otherwise ineffective, unless in each case the Debtor shall have given the Collateral Agent at least sixty (60) days' prior written notice thereof and shall have taken such action, at the Debtor's expense, reasonably satisfactory to the Collateral Agent, as may be necessary to maintain the security interest of the Collateral Agent in the Collateral at all times fully perfected and in full force and effect. The Collateral was and/or will be acquired by the Debtor solely for use in its business at said locations, and the Collateral is not and shall not be used for any other use. The Debtor will furnish information to the Collateral Agent regarding the location of Collateral not held at the Debtor's chief place of business.

          (b) Existing liens, security interests, and encumbrances. Except for the Senior Security Interests, the Debtor is, or on the effective date hereof shall be, the legal owner of all interests in the Collateral and shall keep the Collateral free and clear of liens, security interests, or encumbrances ("Liens"), and will not assign, sell, mortgage, lease, transfer, pledge, grant a security interest in, encumber or otherwise dispose of or abandon any part or all of the Collateral without the prior written consent of the Collateral Agent, except for:

               (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves in accordance with generally accepted accounting principles are being maintained;

               (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

               (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

               (iv) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Debtor or any of its Subsidiaries; and

               (v) Liens in favor of the Collateral Agent.

     The Debtor will make due and timely payment of all obligations and indebtedness secured by each and every security interest set forth on Schedule A, and the Debtor shall fully comply with all terms and provisions of all security instruments representing such security interests.

          (c) Taxes, compliance with laws. The Debtor will make due and timely payment or deposit of all taxes, assessments, or contributions required by law which may be lawfully levied or assessed with respect to any of the Collateral (except as the Debtor may in good faith contest such taxes, assessments or contributions) and will execute and deliver to the Collateral Agent, on demand, appropriate certificates attesting to the timely payment or deposit of all such taxes, assessments or contributions. The Debtor will use the Collateral for lawful purposes only, and with all reasonable care and caution, and in conformity with all applicable laws, ordinances and regulations. At its own cost and expense, the Debtor will keep the Collateral in proper order, repair, and condition.

          (d) Inspection. The Collateral Agent shall, at reasonable times, have free access to and the right of inspection of any part or all of the Collateral and any records of the Debtor (and the right to make extracts from such records), and the Debtor shall deliver to the Collateral Agent the originals or true copies of such papers and instruments relating to any or all of the Collateral as the Collateral Agent may reasonably request from time to time.

          (e) Collateral to remain personal property. The Collateral is now and shall be and remain personal property, notwithstanding the manner in which the Collateral or any part thereof shall be now or hereafter affixed, attached or annexed to real property. The Debtor will use its best efforts to obtain and deliver to the Collateral Agent such instruments as may be reasonably requested by the Collateral Agent pursuant to which any person with an interest in any real estate upon which any part or all of the tangible Collateral is now or may hereafter be located consents to the security interest granted herein, disclaims any interest in the tangible Collateral as fixtures, waives in favor of the Collateral Agent all right to distrain or levy upon the Collateral for rent due or to become due from the Debtor, and authorizes the Collateral Agent to enter upon any premises of the Debtor at reasonable times and to remove the Collateral.

          (f) Insurance. The Debtor, at its own cost and expense, will insure the Collateral against loss or damage by fire and extended coverage, theft, burglary, pilferage, bodily injury and such other risks as the Collateral Agent may reasonably require, with such companies and in such amounts as may be required by the Collateral Agent in its reasonable discretion and add the Collateral Agent as loss payee and additional insured under each policy. All such policies shall provide for thirty (30) days' minimum written notice of cancellation to the Collateral Agent, and the Debtor shall deliver to the Collateral Agent the original or duplicate policies, or certificates or other evidence satisfactory to the Collateral Agent, of compliance with the foregoing insurance provisions within five business days of such request. All premiums will be paid by Debtor when due and if Debtor fails to do so the Collateral Agent shall have the right (but not the obligation) to procure such insurance at Debtor's expense. The Debtor assumes all responsibility and liability arising from the use of the Collateral, either for negligence or otherwise, by whomsoever used, employed or operated, and will defend, indemnify and save the Collateral Agent harmless from any and all claims, loss or damage to persons or property caused by the Collateral or by its use and operation.

          (g) Maintain security interests, reports. In addition to all other provisions hereof, the Debtor will, from time to time, at the sole expense of the Debtor, perform any and all steps and/or procedures reasonably requested by the Collateral Agent to perfect and maintain the Collateral Agent's security interest in the Collateral, including but not limited to transferring any part or all of the Collateral to the Collateral Agent or any nominee of the Collateral Agent (including warehouses), placing and maintaining signs, appointing custodians, executing and filing financing statements and notices of lien, delivering to the Collateral Agent documents of title representing the Collateral or evidencing the Collateral Agent's security interest in any other manner acceptable to and reasonably requested by the Collateral Agent. If requested by the Collateral Agent, the Debtor will, from time to time, execute and deliver to the Collateral Agent assignments of accounts in form satisfactory to the Collateral Agent, in its reasonable discretion, but should the Debtor fail in any one or more instances to execute and deliver any such assignments of accounts, such failure shall not constitute a waiver or limitation of the within security interest in all of the Collateral (including said accounts) which shall remain in full force and effect.

     At the request of the Collateral Agent, the Debtor shall use its best efforts to deliver to the Collateral Agent all original documents evidencing the sale and delivery of merchandise or the performance of labor or services which created any account, including but not limited to all original contracts, orders, invoices, bills of lading, warehouse receipts and shipping receipts, together with all collateral security and/or guarantees or other contracts of suretyship held by the Debtor in respect of the accounts, together with assignments of any of the foregoing where reasonably requested by the Collateral Agent.

     If at any time any part or all of the Collateral shall be in the possession or control of any of the Debtor's bailees or agents, the Debtor will notify such persons of the Collateral Agent's security interest therein and upon the Collateral Agent's request, the Debtor will instruct such persons to hold all such Collateral for the Collateral Agent's account and subject to the Collateral Agent's reasonable instructions and the Debtor will obtain and deliver to the Collateral Agent such instruments reasonably requested by the Collateral Agent pursuant to which such persons consent to the security interest granted herein, disclaim any interest in the Collateral, waive in favor of the Collateral Agent all liens upon and claims to the Collateral or any part thereof, and authorize the Collateral Agent at reasonable times to enter upon and remove the Collateral from any premises upon which the same may be located.

          (h) Further documentation. The Debtor shall, at its sole cost and expense, simultaneously herewith and upon the reasonable request of the Collateral Agent, from time to time, execute and deliver to the Collateral Agent one or more financing statements pursuant to the Uniform Commercial Code, and any other papers, documents or instruments reasonably required by the Collateral Agent in connection herewith. The Debtor hereby authorizes the Collateral Agent to execute and file, at any time and from time to time, on behalf of the Debtor, one or more financing statements with respect to all or any part of the Collateral, the filing of which is advisable, in the sole judgment of the Collateral Agent, although the same may have been executed only by the Collateral Agent as secured party. The Debtor also irrevocably appoints the Collateral Agent, its agents, representatives and designees, as the Debtor's agent and attorney-in-fact, to execute and file, from time to time, on behalf of the Debtor, one or more financing statements with respect to all or any part of the Collateral.

          (i) Bona fide accounts. The Debtor warrants to the Collateral Agent that each of the debtors named in any account is indebted to the Debtor in the amount indicated in the books and records of the Debtor and in any assignments executed and delivered to the Collateral Agent; that each account is bona fide and arises out of the sale and delivery of merchandise and/or the performance of labor or services.

          (j) Settlement of accounts. The Collateral Agent is authorized and empowered to compromise or extend the time for payment of any of the Collateral, for such amounts and upon such terms as the Collateral Agent and the Debtor may determine, and to accept the return of goods represented by any of the Collateral without discharging or affecting the obligations of the Debtor hereunder.

          (k) Payment of debtor's obligations, reimbursement. The Collateral Agent may in its discretion, for the account and expense of the Debtor (i) pay any amount or do any act which is required to be paid or done by the Debtor under this Agreement (including but not limited to, the repair and insuring of Collateral and payment of taxes) and which the Debtor fails to do or pay as herein required, (ii) pay any sums due and owing by the Debtor to the landlord(s) of any premises where any Collateral is located, and
     (iii) pay or discharge any lien, security interest or encumbrance in favor of anyone other than the Collateral Agent which covers or affects the Collateral or any part thereof. The Debtor will promptly reimburse and pay the Collateral Agent for any and all sums, costs, fees and expenses which the Collateral Agent may reasonably pay or incur by reason of defending, protecting or enforcing the security interest herein granted or the priority thereof or in enforcing payment of the Obligations or in discharging any lien or claim against the Collateral or any part thereof or in the exchange, collection, compromise or settlement of any of the Collateral or receipt of the proceeds thereof or for the care of the Collateral, by litigation or otherwise, and with respect to either the Debtor, account debtors, guarantors of the Debtor and other persons, including but not limited to all court costs, collection charges, travel, and reasonable attorneys' fees and all reasonable expenses (including reasonable counsel fees) incident to the enforcement of payment of any obligations of the Debtor by any action or participation in, or in connection with, a case or proceeding under chapters 7, 11 or 13 of Bankruptcy Code, or any successor statute thereto. All sums paid and all costs, expenses and liabilities incurred by the Collateral Agent pursuant to the foregoing provisions, together with interest thereon at the rate of twelve percent (12%) per annum, shall be added to and become part of the Obligations secured hereby.

     4. Transfer of Collateral.

     Upon an Event of Default, as hereinafter defined, at its discretion the Collateral Agent may, whether or not any of the Obligations are due, in its name or in the name of the Debtor or otherwise, notify any account debtor or the obligor on any instrument to make payment to the Collateral Agent, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable by the Collateral Agent with respect to, any of the Collateral, but shall be under no obligation to do so, and/or the Collateral Agent may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, the Debtor. At any time the Collateral Agent may assign, transfer and/or deliver to any transferee of any of the Obligations, any or all of the Collateral, and thereafter the Collateral Agent shall be fully discharged from all responsibility with respect to the Collateral so assigned, transferred and/or delivered. Such transferee shall be vested with all the powers and rights of the Collateral Agent hereunder, with respect to such Collateral, but the Collateral Agent shall retain all rights and powers hereby given with respect to any of the Collateral not so assigned, transferred or delivered.

     5. Remedies on Default. If an Event of Default shall have occurred and be continuing, then in addition to any rights now or hereafter existing under applicable law, the Collateral Agent shall have the following rights and remedies in addition to all rights and remedies of a secured party under the Uniform Commercial Code of the State of New York or other applicable statute or rule, all such rights and remedies being cumulative and not exclusive:

          (a) Collateral. The Collateral Agent may, at any time and from time to time, with or without process of law and with or without the aid and assistance of others, enter upon any premises in which the Collateral or any part thereof may be located and, without resistance or interference by the Debtor, take possession of the Collateral; and/or dispose of all or any part of the Collateral on any premises of the Debtor; and/or require the Debtor to assemble and make available to the Collateral Agent all or any part of the Collateral at any place and time designated by the Collateral Agent which is reasonably convenient to the Collateral Agent and the Debtor; and/or remove all or any part of the Collateral from any premises on which any part thereof may be located for the purpose of effecting preservation or sale or other disposition thereof; and/or sell, resell, lease, assign and deliver, or otherwise dispose of, the Collateral or any part thereof in its existing condition or following any commercially reasonable preparation or processing, at public or private proceedings, in one or more places at the same or different times with or without having the Collateral at the place of sale or other disposition for cash, upon credit or for future delivery, and in connection therewith the Collateral Agent may grant options, at such place or places and time or times and to such persons, firms or corporations as the Collateral Agent deems best, and without demand for performance or any notice or advertisement to the Debtor of the place and time of any public sale or of the place and time after which any private sale or other disposition may be made, and/or liquidate or dispose of the Collateral or any part thereof in any other commercially reasonable manner.

     If any of the Collateral is sold by the Collateral Agent upon credit or for future delivery, the Collateral Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Collateral Agent may resell such Collateral. The Collateral Agent may buy any part or all of the Collateral at any public sale and if any part of all of the Collateral is of a type which is the subject of widely distributed standard price quotations the Collateral Agent may buy at private sale.

     The Collateral Agent may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling, leasing and the like, to reasonable attorney's fees if this Agreement or any of the Obligations is referred to an attorney for enforcement, to all reasonable legal expenses, court costs, collection charges, travel and other related expenses which may be incurred by the Collateral Agent in attempting to collect the Obligations or to enforce this Agreement and realize upon the Collateral, or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement; and then to the Obligations in such order and as to principal or interest as the Collateral Agent may in its reasonable discretion determine; and the Debtor shall at all times be and remain liable and, after crediting the net proceeds of sale or other disposition as aforesaid, will pay the Collateral Agent on demand any deficiency remaining, including interest thereon and the balance of any reasonable expenses at any time unpaid, with any surplus to be paid to the Debtor, subject to any duty of the Collateral Agent imposed by law to the holder of any subordinate security interest in the Collateral known to the Collateral Agent.

          (b) Proceeds. Any of the proceeds of the Collateral received by the Debtor shall not be commingled with other property of the Debtor, but shall be segregated, held by the Debtor in trust for the Collateral Agent as the exclusive property of the Collateral Agent, and the Debtor will immediately deliver to the Collateral Agent the identical checks, moneys or other proceeds of Collateral received, and the Collateral Agent shall have the right to endorse the name of the Debtor on any and all checks, or other forms of remittance received, where such endorsement is required to effect collection. The Debtor hereby designates, constitutes and appoints the Collateral Agent and any designee or agent of the Collateral Agent as attorney-in-fact of the Debtor, irrevocably and with power of substitution, with authority to receive, open and dispose of all mail addressed to the Debtor, to notify the Post Office authorities to change the address for delivery of mail addressed to the Debtor, to such address as the Collateral Agent may designate; to endorse the name of the Debtor on any notes, acceptances, checks, drafts, money orders or other evidences of payment or proceeds of the Collateral that may come into the Collateral Agent's possession; to sign the name of the Debtor on any invoices, documents, drafts against account debtors of the Debtor, assignments, requests for verification of accounts and notices to debtors of the Debtor; to execute any endorsements, assignments, or other instruments of conveyance or transfer; and to do all other acts and things necessary and advisable in the sole discretion of the Collateral Agent to carry out and enforce this Agreement. Said attorney or designee shall not be liable for any error of judgment or mistake of fact or law. This power of attorney being coupled with an interest is irrevocable while any of the Obligations shall remain unpaid.

     6. Liability Disclaimer.

     Under no circumstances whatsoever shall the Collateral Agent be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral, of any nature or kind whatsoever, or any matter or proceedings arising out of or relating thereto. The Collateral Agent shall not be required to take any action of any kind to collect or protect any interest in the Collateral, including but not limited to any action necessary to preserve its or the Debtor's rights against prior parties to any of the Collateral. The Collateral Agent shall not be liable or responsible in any way for the safekeeping, care or custody of any of the Collateral, or for any loss or damage thereto, or for any diminution in the value thereof, or for any act or default of any agent or bailee of the Collateral Agent or the Debtor, or of any carrier, forwarding agency or other person whomsoever, or for the collection of any proceeds, but the same shall be at the Debtor's sole risk at all times. The Debtor hereby releases the Collateral Agent from any claims, causes of action and demands at any time arising out of or with respect to this Agreement or the Obligations, and any actions taken or omitted to be taken by the Collateral Agent with respect thereto, and the Debtor agrees to defend and hold the Collateral Agent harmless from and with respect to any and all such claims, causes of action and demands, except for such claims, causes of action, and demands arising out of and in connection with the gross negligence or willful misconduct of the Collateral Agent. The Collateral Agent's prior recourse to any part or all of the Collateral shall not constitute a condition of any demand for payment of the Obligations or of any suit or other proceeding for the collection of the Obligations.


     7. Termination.

     The security interests granted hereunder shall terminate upon final and indefeasible payment in full of the Obligations. Upon such termination, the Collateral Agent shall, at the expense of the Debtor, promptly file or cause to be filed fully-executed UCC-3 termination statements in each jurisdiction where a financing statement with respect to such interests has been filed.

     8. Nonwaiver.

     No failure or delay on the part of the Collateral Agent in exercising any of its rights and remedies hereunder or otherwise shall constitute a waiver thereof, and no single or partial waiver by the Collateral Agent of any default or other right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

     9. Modification.

     No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Agreement and to the provision so modified or limited, and executed by the party to be charged.

     10. Authorization.

     The execution and delivery of this Agreement has been authorized by the Board of Directors of the Debtor.

     11. Binding Effect.

     This Agreement and all Obligations of the Debtor hereunder shall be binding upon the successors or assigns of the Debtor, and shall, together with the rights and remedies of the Collateral Agent hereunder, inure to the benefit of the Collateral Agent and its successors, endorsees and assigns.

     12. Severability.

     If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

     IN WITNESS WHEREOF, the Debtor has executed or caused this Agreement to be executed in the State of New York on the date first above written.


                                       TECHNOLOGY FLAVORS &
                                         FRAGRANCES, INC.



                                       By: /s/ Philip Rosner
                                           --------------------------------
                                           Philip Rosner, President



     The chief place of business of Technology Flavors Fragrances, Inc. and the location of the books and records pertaining to the Collateral is 10 Edison Street, East, Amityville, New York. The location of the Collateral is 10 Edison Street East, Amityville, New York, 343 Hindry Avenue, Inglewood, CA, and 999 Tech Drive, Milford, Ohio.

                                   SCHEDULE A


     First security interest in all of the assets of the Debtor granted by the Debtor to North Fork Bank, pursuant to the Amended and Restated General Security Agreement dated December 4, 1995, as reaffirmed on the date hereof (see attached copies of UCC-1s).

     Second security interest in certain assets of the Debtor located at 999 Tech Drive, Milford, OH 45105 acquired from Seafla, Inc. and after-acquired assets of the Seafla Division of the Debtor granted by the Debtor to RRHDH, Inc., successor in interest to Seafla, Inc. in connection with the acquisition of those assets of Seafla, Inc., pursuant to the Security Agreement dated December 6, 1995 (see attached copies of UCC-1s).

     Lien of Hyster Credit Company on Used Hyster Fork Lift (9/91).

     Lien of Canamerica Corp. on IBM 320H Computer (5/92).

                                       A-1